Exhibit 99.1

Near Intelligence Announces Second Quarter 2023 Financial Results

Q2 2023 revenue of $17.7 million, up 19% year-over-year and within the guidance range

PASADENA, Calif. — August 14, 2023 — Near Intelligence, Inc. (Nasdaq: NIR) (“Near,” “we,” “our,” or the “Company”), a global leader in privacy-led data intelligence on people and places, today announced financial results for the second quarter ended June 30, 2023.

“In the second quarter of 2023, Near successfully implemented our go-to-market strategy, acquiring new clients across various regions and enhancing our offerings for existing customers. As anticipated, our year-over-year revenue growth was 19%, which is within the guidance range, and for the remainder of the year our focus will be on sustainable growth with a strong focus on getting to profitability on an operational basis” said Anil Mathews, CEO of Near. “I believe that Near is well-positioned to continue to deliver products that our customers rely on to extract insights that help them make better decisions. Looking to the future, we believe our high-quality data, coupled with generative AI, will allow our customers to get the maximum value out of data without sacrificing privacy.”

Second Quarter 2023 Financial Highlights

●	Near achieved revenue of $17.7 million for the second quarter of 2023, up 19% vs. total revenue of $14.8 million in the second quarter of 2022.

●	GAAP gross profit for the second quarter of 2023 was $12.1 million, and GAAP gross margin for the second quarter of 2023 was 68%.

●	GAAP operating expenses for the second quarter of 2023 were $28.2 million and GAAP operating loss for the second quarter of 2023 was $16.1 million.

●	GAAP net loss for the second quarter of 2023 was $17.7 million.

●	Adjusted EBITDA[1] was $(5.1) million in the second quarter of 2023.

●	Net Revenue Retention for the second quarter of 2023 was 112%.

YTD June 2023 Financial Highlights

●	Total revenue was $33.2 million for the six months ended June 30, 2023, an increase of 15% from total revenue of $28.9 million for 2022.

●	GAAP gross profit was $22.4 million, and GAAP gross margin was 68%.

●	GAAP operating expenses were $60.9 million and GAAP operating loss was $38.4 million.

●	Adjusted EBITDA[1] was $(12.0) million in the first six months ended June 30, 2023.

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information concerning non-GAAP financial measures.

Recent Business Highlights

●	Near expanded its channel partner strategy to the United Kingdom and also signed a new partner in Europe at an annual commitment of over $1 million.

●	Near unveiled its new website designed to revolutionize the way users engage and interact with our brand by offering easier navigation, and a better mobile experience that enhances user experiences and streamlines interactions.

●	Near announced that Earth.Vision, its customer, utilized Near’s Platform to help its real estate clients identify customer demographics, analyze trade areas, and assess cannibalization risks which allowed them to optimize their market strategies, resulting in 488 successfully completed projects.

Financial Outlook

Near is providing guidance for its third quarter 2023 as follows:

Third Quarter 2023 Guidance: Total revenue is expected to be in the range of $18.0 million to $20.0 million. Adjusted EBITDA is expected to be in the range of $(1.5) million to $(2.5) million.

Quarterly Conference Call

Near will host a conference call tomorrow, August 15, 2023, to review its second quarter 2023 financial results and to discuss its financial outlook. The call is scheduled to begin at 8:30 a.m. ET. Investors are invited to join the webcast by visiting investors.near.com. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About Near

Near, a global, full-stack data intelligence software-as-a-service (“SaaS”) platform curates one of the world’s largest sources of intelligence on people and places. The Near platform’s patented technology processes data from an estimated 1.6 billion unique user IDs and 70 million points of interest, in more than 44 countries. Near’s data and insights empower marketing and operations teams to understand consumers’ online and offline behaviors, affinities, and attributes in order to engage them and grow their businesses. With a presence in Los Angeles, Paris, Bangalore, Singapore, Sydney, and Tokyo, Near serves scaled enterprises in retail, real estate, restaurant/QSR, travel/tourism, telecom, and financial services. For more information, please visit https://near.com

Additional information about Near is available at investors.near.com. The Company plans to routinely post important information on that site.

Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBIDTA, non-GAAP net loss and non-GAAP operating loss. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. Management believes these non-GAAP results are an indication of our baseline performance that is considered by management for the purpose of making operational decisions. In addition, the non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net loss and operating expenses. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense for restricted stock units and certain one-time expenses related to our business combination with KludeIn I Acquisition Corp. which was completed on March 23, 2023 (the “Business Combination”) and other financing transactions. Non-GAAP operating loss is defined as Non-GAAP net loss adjusted for interest, taxes, fair valuation of warrant instruments and other income.

Adjusted EBITDA is defined as net loss, plus depreciation and amortization, stock-based compensation expense for restricted stock units, interest expense, changes in fair value of warrant liabilities, other expenses (income), provision for income taxes, and certain one-time expenses related to the Business Combination and other financing transactions.

We have not reconciled the forward-looking adjusted EBITDA ranges discussed on the teleconference call to net income (loss), because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, provision for income taxes and other items. Accordingly, a reconciliation of the forward-looking adjusted EBITDA ranges to net income (loss) is not available at this time without unreasonable effort.

Key Performance Metric – Net Revenue Retention

The key performance measure that management uses to help it evaluate the health of our business, identify trends affecting its growth, formulate goals and objectives and make strategic decisions is Net Revenue Retention (“NRR”). NRR is a metric that measures recurring revenue generated from existing customers over a set period of time and is used to monitor the sustainability of revenue growth. NRR calculates the percentage of revenue retained from existing customers over the specified period of time, including upgrades, downgrades, cross-selling, and cancellations by such customers. Because NRR only looks at an existing cohort of customers over a period of time and not new customer sales, management believes it is a true reflection of aggregated revenue growth and the core key performance measure we use to measure usage and engagement across our platform. NRR is increased by account expansion and lowered by account downgrades and churn. We calculate NRR by dividing the last twelve months of subscription revenue from the relevant reporting period by the revenue from that same customer group a year earlier. NRR of greater than 100% means aggregated revenue from the existing customer base is expanding, while NRR of less than 100% shows revenue from that customer base is lowering.

We continually strive to drive higher NRR by focusing on customer needs during the sales process and dedicating customer service resources to engage the customer and ensure the platform is fulfilling their existing needs while looking for ways in which to expand their usage going forward.

Forward-Looking Statements

This press release contains “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, and liquidity; trends, opportunities, and risks affecting our business, industry and financial results; the expected benefits of use of our solutions; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solutions; market acceptance of our solutions; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; acquisitions; and our expectations or beliefs concerning future events. In addition, the words “anticipates,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are neither historical facts nor assurances of future performance and are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to continue as a going concern; (ii) our ability to raise the additional financing necessary to meet our liquidity needs and fund our operations, which we may not be able to obtain on favorable terms or at all; (iii) our ability to generate sufficient revenue to achieve and sustain profitability; (iv) our ability to attract new customers or retain existing customers; (v) our reliance on a limited number of customers for a significant portion of our revenue; (vi) the impact of restrictions and limitations under our financing arrangements, which could significantly affect our ability to operate our business, as well as significantly affect our liquidity; (vii) substantial regulation and the potential for unfavorable changes to, or our failure to comply with, these regulations, which could substantially harm our business and operating results; (viii) the level of demand for and market utilization of our solutions and products; (ix) developments and projections relating to our competitors and industry; (x) our management team’s limited experience managing a public company; (xi) the possibility that we need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses; (xii) our dependency upon third-party service providers for certain technologies; (xiii) our ability to maintain the listing of our common stock or public warrants on Nasdaq; (xiv) the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations; and (xv) the other risks and uncertainties identified in our SEC filings. These forward-looking statements are based on information available as of the date hereof and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact:

Marc P. Griffin

ICR, Inc for Near

IR@near.com

Media Contact:

Kat Harwood
PR@near.com

Near Intelligence Inc.

Condensed Consolidated Balance Sheets

(In thousands, except shares and per share data)

(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	24,323	16,600
Restricted cash	29,773	44,398
Accounts receivable, net of allowance for credit losses of $3,222,728, and $3,417,845 as of June 30, 2023 and December 31,2022, respectively	23,217	26,011
Prepaid expenses and other current assets	5,742	4,963
Total current assets	83,055	91,973

Property and equipment, net	2,614	4,659
Operating lease right-of-use assets	3,616	4,038
Goodwill	62,078	61,995
Intangible assets, net	7,477	10,689
Other assets	2,850	2,882
Total assets	161,690	176,236

Liabilities, redeemable convertible preferred shares and shareholders' deficit

Current liabilities:
Current portion of long-term borrowings	90,360	2,783
Convertible debentures	10,238
Accounts payable	14,663	9,992
Accrued expenses and other current liabilities	21,397	20,004
Current portion of operating lease liabilities	1,032	937
Derivative liabilities	12,016
Total current liabilities	149,706	33,716

Long-term borrowings, less current portion	717	85,564
Long-term operating lease liabilities	2,803	3,299
Long-term Derivative liabilities	4,059	16,766
Other liabilities	482	731
Total liabilities	157,767	140,076

Redeemable convertible preferred shares
Redeemable convertible preferred stock, par value $0.0001, 50,000,000 and 33,083,858 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 0 and 33,083,858, shares issued and outstanding as of June 30, 2023 and December 31, 2022 respectively; redemption amount of $0 and $253,045,305 as of June 30, 2023 and December 31, 2022, respectively	-	207,417
	-	-
Stockholders’ equity (deficit)
Common stock, par value $0.0001; 300,000,000 and 20,746,276 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 50,588,257 and 8,296,074 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	5	0
Additional paid-in-capital	282,843	70,901
Accumulated deficit	(277,687)	(240,787)
Accumulated other comprehensive loss	(1,237)	(1,371)
Total stockholders’ equity (deficit)	3,923	(171,258)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	161,690	176,236

Near Intelligence Inc.

Condensed Consolidated Statements of Operations

(In thousands, except shares and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	17,709	14,839	33,217	28,898
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5,636	5,116	10,780	9,394
Product and technology	6,898	9,936	15,202	14,837
Sales and marketing	4,825	8,433	9,987	13,126
General and administrative	13,727	58,374	30,242	61,380
Depreciation and amortization	2,717	2,362	5,439	4,742
Total costs and expenses	33,804	84,222	71,650	103,477
Operating loss	(16,094)	(69,383)	(38,432)	(74,579)
Interest expense, net	4,872	972	8,871	1,721
Changes in fair value of derivative liabilities	(2,740)	15	(10,044)	(1,685)
Other expense (income), net	(685)	(18)	(680)	(517)
Loss before income tax expense	(17,541)	(70,352)	(36,579)	(74,098)
Income tax expense	200	76	321	138
Net loss attributable to Near Intelligence Inc. and common stockholders	(17,742)	(70,428)	(36,900)	(74,236)
Net loss attributable to common stockholders, basic and diluted	(17,742)	(70,428)	(36,900)	(74,236)
Net loss per share attributable to common stockholders, basic and diluted	(0.36)	(7.16)	(1.12)	(8.44)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	48,820,697	9,830,720	32,807,291	8,794,947

Near Intelligence Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	(36,900)	(74,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,439	4,742
Share based compensation	10,954	63,090
Changes in fair value of warrant liabilities	(10,044)	(1,685)
Allowance for credit losses on trade receivables and write off	419	739
Amortization of debt discount due to warrants	1,560	597
Other	(716)	(918)
Changes in operating assets and liabilities:
Accounts receivable	2,446	(11,722)
Prepaid expenses and other current assets	(3,182)	(1,274)
Operating lease right-of-use assets	460	251
Other assets	32	222
Accounts payable	3,232	1,199
Accrued expenses and other current liabilities	1,710	7,869
Operating lease liabilities	(441)	(235)
Other liabilities	(250)	13
Net cash used in operating activities	(25,282)	(11,347)

Cash flows from investing activities:
Additions to property and equipment	(179)	(114)
Proceeds from sale of marketable securities	-	259
Proceeds from sale of short term investments	-	1,067
Cash acquired in Business Combination, net of transaction costs paid	205	-
Advance to related party (note 23)	1,778	-
Net cash provided by investing activities	1,804	1,211

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	18,969	19,325
Proceeds from exercise of share options	-	3
Cash distributed to stockholders as part of reorganization	-	(539)
Repayment of short term borrowing from related party (note 21)	(2,073)	-
Repayments of debt	(361)	(1,941)
Net cash (used in) provided by financing activities	16,535	16,848

Effect of exchange rates on cash, cash equivalents and restricted cash	41	(233)
Net (decrease) increase in cash and cash equivalents and restricted cash	(6,901)	6,479
Cash and cash equivalents and restricted cash at beginning of period	60,998	8,950
Cash, cash equivalents and restricted cash at the end of the period	54,097	15,429

Supplemental disclosure of cash flow information:
Cash paid for income taxes	67	282
Cash paid for interest on borrowings	8,549	1,111

Non-cash investing and financing activities
Business Combination transaction costs, accrued but not paid	8,802
Recapitalization of Near Holdings common stock	1	-
Assumption of Business Combination warrants liability	2,296	-
Assumption of Business Combination promissory note and working capital loan	1,795	-
Issuance of Common Stock as commitment fee shares in connection with convertible debt	602,556

Near Intelligence, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss to adjusted EBITDA
Net loss	(17,741)	(70,427)	(36,899)	(74,234)
Stock-based compensation
expense related to restricted stock untits	5,115	63,043	10,954	63,090
One-time expenses	3,197	19	9,999	134
Non GAAP Net Loss	(9,429)	(7,365)	(15,946)	(11,010)
Provision for income taxes	200	76	321	138
Other expenses (income)	(685)	(18)	(680)	(517)
Changes in fair value of warrant liabilities	(2,740)	15	(10,044)	(1,685)
Interest expense	4,872	972	8,871	1,721
Non GAAP Operating Loss	(7,782)	(6,320)	(17,479)	(11,354)
Depreciation and amortization	2,717	2,362	5,439	4,742
Adjusted EBITDA	$(5,065)	$(3,957)	$(12,040)	$(6,612)